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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2003 divine, inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-30043 (Commission File Number)	36-4301991 (IRS Employer Identification No.)
1301 N. Elston Avenue Chicago, Illinois 60622 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On March 4, 2003, divine, inc. ("divine") announced that The Nasdaq Stock Market had notified divine that, as a result of its Chapter 11 Bankruptcy filing on February 25, 2003, the fifth character "Q" was added to divine's trading symbol, changing the symbol from DVIN to DVINQ at the opening of business on February 28, 2003. In addition, divine was also notified that, in accordance with Marketplace Rules 4300 and 4450(f), shares of divine's Class A common stock will be delisted from The Nasdaq Stock Market as of the opening of business on Thursday, March 6, 2003. This delisting is a result of concerns about divine's Chapter 11 bankruptcy filing, its inability to continue to meet the listing requirements of The Nasdaq Stock Market, and its failure to pay its 2003 annual listing fees and certain fees incurred for listing additional shares in 2002. divine does not intend to appeal the delisting.

        A copy of the press release announcing the delisting of divine's Class A common stock is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2003

divine, inc.
By:	/s/ MICHAEL P. CULLINANE Michael P. Cullinane Executive Vice President, Chief Financial Officer, and Treasurer

divine, inc.

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of divine, inc. announcing the pending delisting of its Class A common stock, dated March 4, 2003

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  Item 5. Other Events.
SIGNATURE
Exhibit Index